EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Bearing Inspection, Inc. Retirement Savings & Investment Plan, of our report dated November 11, 1996, except for
Note 18, as to which the date is December 12, 1996, with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report in Amendment No.1 on Form 10-K/A for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP




New York, New York
June 23, 1997